                                                                   EXHIBIT 10.16

This is an amendment to the Software Distributor Agreement dated January 18, 1997 ("Distributor Agreement") entered into between Townsend Analytics, Ltd., an Illinois corporation ("TAL"), and Virtual Telecom S.A., a Swiss stock corporation ("Virtual Telecom") establishing a moratorium on certain new licenses within a geographical region.

1    Definitions

1.1 "TAL" shall mean Townsend Analytics Ltd. and Townsend Software International L.L.C.

1.2 "TAL Internet Site" shall mean a physical location housing TAL permission, quote and news servers that distribute market data and news to TAL client software (e.g., RealTick III or its components) using the public Internet as the primary means of distribution.

1.3 "Territory" shall mean the countries of Switzerland, France, Germany, Belgium, the Netherlands and Luxembourg.

1.4 "Term of Moratorium" shall mean the time period commencing January 1, 1999 and ending December 31, 2000.

1.5 "Minimums" shall mean the minimum monthly royalty payments under Section 5(a) of the Distributor Agreement set forth in Table 1.

1.6 "Consideration" shall mean a one-time fee of $500,000 that may be paid 50% in Virtual Telecom common stock at the option of Virtual Telecom with the same valuation terms as the Preferred private placement currently being undertaken.

1.7 "Exempt Organizations" shall mean TAL. Archipelago, Archipelago Services and existing licensees of TAL Internet Sites and their affiliates, assignees or successors.

2. In return for the Consideration and the payment of the Minimums, TAL shall not grant any additional, rights to establish TAL Internet Sites within the Territory for the Term of the Moratorium to any organization other than an Exempt Organization.

3. All other terms and conditions of the Distributor Agreement not inconsistent with this letter shall remain in full force and effect. At the request of either party hereto, we will enter into a more formal amendment to the Distributor Agreement for purposes of integrating into the Distributor Agreement the revisions set forth in this letter.

4. Virtual Telecom agrees to not distribute any product similar to RealTick III or the TAL ActiveX real-time market data controls. Virtual Telecom may distribute market data using HTML and similar "pull" technology so long as the underlying market data servers are TAL market data servers

5. This agreement shall became effective upon execution by both parties. If both parties have not executed this agreement by December 15, 1998, this agreement shall be terminated. If the consideration is not paid in full to Townsend Software International by February 28,1999 this agreement will terminate on March 1, 1999.

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                                    TABLE 1
                           Minimum Monthly Royalties
          Beginning                Ending                   Amount
          ----------              ----------               ---------
          01/01/1999              06/30/1999                     N/A
          07/11/1999              12/31/1999                $ 50,000
          01/01/2000              06/30/2000                $100,000
          07/01/2000              12/31/2000                $150,000

ACKNOWLEDGED AND AGREED:

TOWNSEND ANALYTICS, LTD.,
an Illinois corporation


By: /s/ Stuart Townsend
   ----------------------------------------       _________________________
    Stuart Townsend, President                    Date



Virtual Telecom Inc.,
A Delaware corporation


By: /s/ Neil Gibbons
   ----------------------------------------       _________________________
     Neil Gibbons, Chief Executive Officer        Date

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             Prices for TAL Trading Tools on INTERNET or INTRANETS
                     invoiced by TOFF Consulting & Finanz

                                                                                 Recommended          Per License VT
 No.                 Products                          Functions                  Retail Price          Prices US$
------   -------------------------------   --------------------------------     -----------------     --------------
1        Minder within browser             Minder Window with:                           $   18.00            $ 13.80
          (ActiveX) (Set 1)
                                           Setup function (options layout only)
                                           Ticker
2        Minder within browser             Minder Window with:                           $   35.00            $ 26.25
          (ActiveX) and charts (Set 2)
                                           Setup function (options layout only)
                                           Ticker and min. chart functions
3        Private internet RT3 Client       MQT Minder Window                             $   50.00            $ 37.50
          (Set 3)                          no Page Save Function
                                           integrated Boardview
                                           News
                                           Limited Charts (simple studies)
4        Professional Internet RT3         MQT Minder Window                             $   60.00            $ 45.00
          Client (Set 4)
                                           Page Save Function
                                           FOREX
                                           Edit Function for Minder
                                           News
                                           News Alert
                                           Ticker
                                           Full Chart
 5       Institutional Internet RT3        MQT Minder Window                             $   75.00            $ 56.25
          Client (Set 5)
                                           Page Save Function
                                           FOREX
                                           Market Maker
                                           Edit Function Minder
                                           Snap Quote
                                           Table
                                           Times a Sales
                                           P&F
                                           Ticker
                                           Stocks
                                           Full Chart
                                           News
                                           News Alert
                                           TalNet
10       TA_SRV (Contr. by TAL)            TA_SRV                                        $  750.00            $562.50
11       TA_SRV not controlled             TA_SRV for HOST connections                   $1,000.00            $750.00
12       TalNet5 only                      TalNet6 to connect to a TA_SRV                $   20.00            $ 15.00

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